Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

AVENTINE RENEWABLE ENERGY	Case No. 09-11214 (KG)
HOLDINGS, INC., a Delaware Corporation, et al.,
(Jointly Administered)
Debtors.(1)
Docket Ref. No. 678, 743, 800, 802, 803 & 812

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER UNDER SECTION 1129
OF THE BANKRUPTCY CODE AND RULE 3020 OF THE BANKRUPTCY RULES
CONFIRMING DEBTORS’ FIRST AMENDED JOINT PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

RECITALS

A.            Aventine Renewable Energy Holdings, Inc.; Aventine Renewable Energy, LLC; Aventine Renewable Energy, Inc.; Aventine Renewable Energy — Aurora West, LLC; Aventine Renewable Energy — Mt Vernon, LLC; Aventine Power, LLC; and Nebraska Energy, L.L.C. (each a “Debtor,” and collectively, the “Debtors”) filed their First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (as modified, the “Plan”) [Docket No. 678], and the Disclosure Statement for Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Disclosure Statement”) [Docket No. 679] on January 13, 2010.(2)

(1)           The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Aventine Renewable Energy Holdings, Inc. (9368), Aventine Renewable Energy, LLC (0195), Aventine Renewable Energy, Inc. (8352), Aventine Renewable Energy — Aurora West, LLC (9285), Aventine Renewable Energy — Mt Vernon, LLC (8144), Aventine Power, LLC (9343), and Nebraska Energy, L.L.C. (1872).  The corporate headquarters address for all of the Debtors is 120 North Parkway Drive, Pekin, Illinois 61554.

(2)           Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan or, if not defined in the Plan, in the Memorandum of Law in Support of Confirmation of Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Confirmation Memorandum”).  Any capitalized term used herein that is not defined in the Plan, the Confirmation Memorandum, or this Confirmation Order, but that is used in title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”), or in the Federal Rules of Bankruptcy Procedure (the “Bankruptcy

B.            On December 4, 2009, the Debtors filed the Notice of Hearing to Consider the Adequacy of Disclosure Statement (the “Disclosure Statement Notice”) [Docket No. 590].  The Disclosure Statement Notice was served by first class mail or hand delivery on the Office of the United States Trustee for the District of Delaware and all of the Debtors’ Creditors and Equity Interest holders.  An affidavit evidencing service was filed with the Court on December 9, 2009 [Docket No. 596].

C.            On January 13, 2010, the Court entered an order (the “Backstop Approval Order”) [Docket No. 682] approving the Debtors’ entry into the Backstop Commitment Agreement for purposes of conducting the Senior Secured Notes Offering, which would be backstopped by the Backstop Purchasers, and authorizing the Debtors’ to pay the fees and expenses of and other indemnification obligations owed to the Backstop Purchasers in accordance with the Backstop Commitment Agreement.

D.            On January 13, 2010, the Court entered an order (the “DS and Solicitation Procedures Order”) [Docket No. 684] approving: (i) the adequacy of the Disclosure Statement; (ii) the Debtors’ proposed procedures for soliciting votes to accept or reject the Plan, the manner of proving notice thereof and the tabulation of votes to accept or reject the Plan; (iii) procedures for filing objections to confirmation of the Plan and the Debtors’ proposed Cure Amounts; and (iv) the Senior Secured Notes Offering Procedures.

E.             As required by the DS and Solicitation Procedures Order, the Debtors, through the Court-approved noticing and voting agent, The Garden City Group, Inc. (“GCG”), timely mailed or caused to be transmitted to all holders of Claims and Equity Interests entitled to vote on the Plan, or to the nominees for the holders of Prepetition Unsecured Notes Claims and Equity

Rules”), shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

Interests in 9(a) (if applicable), solicitation packages (the “Solicitation Packages”) containing copies of (a) written notice of (i) the Court’s approval of the Disclosure Statement, (ii) the deadline for voting on the First Amended Plan, (iii) the date of the Confirmation Hearing, and (iv) the deadline and procedures for filing objections to confirmation of the First Amended Plan; (b) the First Amended Plan, (c) the Disclosure Statement, (d) a Ballot to vote to accept or reject the Plan and a ballot return envelope to be used to return a completed Ballot, and (e) for holders of Prepetition Unsecured Notes Claims, the Senior Secured Notes Offering Procedures and a Subscription Form.  As further required by the DS and Solicitation Procedures Order, the Debtors, through GCG, timely mailed to all Claim or Equity Interest holders not entitled to vote on the Plan written notice of (i) the Court’s approval of the Disclosure Statement, (ii) a summary of the terms of the Plan, (iii) the date of the Confirmation Hearing, and (iv) the deadline and procedures for filing objections to confirmation of the Plan (the “Notice of Non-Voting Status”).  In addition, the Debtors, through GCG, timely mailed Subscription Forms to all record holders of Prepetition Unsecured Notes as of January 13, 2010, the Record Date established by the DS and Solicitation Order.  The Debtors also caused notice of the Confirmation Hearing to be published in the National Edition of The Wall Street Journal on January 19, 2010.  Affidavits of service and publication evidencing such actual and publication notice were filed with the Court on February 5, 2010 and February 4, 2010, respectively.  [Docket Nos. 742 and 736].

F.             As further required by the DS and Solicitation Procedures Order, on January 26, 2010, the Debtors, through GCG, filed with the Court and mailed the Notice of (i) Possible Assumption of Executory Contracts and Unexpired Leases (ii) Fixing of Cure Amounts and (iii) Deadline to Object Thereto (the “Cure Notice”) [Docket No. 703].  An affidavit of service evidencing mailing of the Cure Notice was filed with the Court on February 4, 2010 [Docket No.

737].  Three (3) objections to the Cure Notice were filed within the time prescribed by the DS and Solicitation Procedures Order.  [See Docket Nos. 747, 748 and 759].

G.            On February 23, 2010, the Debtors filed the Declaration of Jeffrey R. Miller of The Garden City Group, Inc. Certifying the Methodology for the Tabulation of Votes on and Results of Voting with Respect to the Plan [Docket No. 808] attesting to, and certifying the method and results of, the ballot tabulation for holders of Claims in Classes 2(a)-(f), 4(b), 5(a)-(f), 6(a)-(d) and (f), 7(a)-(d) and (f), and 9(a) voting to accept or reject the Plan (the “Voting Reports”).

H.            Pursuant to the DS and Solicitation Procedures Order, the deadline for filing objections to the Plan and the voting deadline for holders of Claims entitled to vote on the Plan was February 17, 2010.

I.              The voting results, as certified in the Voting Reports, are reflected in the chart below:

	Percentages Accepting by Class
	2		4(b)		5		6		7		9(a)		Classes
	Claim Amt.	Numerosity	Claim Amt.	Numerosity	Claim Amt.	Percentage	Claim Amt.	Numerosity	Claim Amt.	Numerosity	No. of Shares	Numerosity	Accepting	Rejecting
Consolidated Holdings	100%	100%	n/a		99%	93%	100%	100%	100%	100%	29%	n/a	2,5,6,7	9
AREI	100%	100%	n/a		99%	93%	99%	89%	83%	89%	n/a		2,5,6,7	None
ARE — Aurora West	100%	100%	100%	100%	99%	93%	82%	75%	100%	100%	n/a		2,4,5,6,7	None
ARE — Mt. Vernon	100%	100%	n/a		99%	93%	No Votes		No Votes		n/a		2,5	None
Aventine Power	100%	100%	n/a		99%	93%	Empty Class		Empty Class		n/a		2,5	None
NELLC	100%	100%	n/a		99%	93%	100%	100%	87%	85%	n/a		2,5,6,7	None

J.             On February 5, 2010, the Debtors filed the Plan Supplement [Docket No. 743].  On February 19, 2010, February 22, 2010 and February 24, 2010, the Debtors filed amendments to the Plan Supplement [Docket Nos. 800, 802 and 812 respectively], which, as so amended, included, as exhibits, substantially final forms of the following documents (collectively, the “Plan Supplement Documents”):

Exhibit A:               Form of Indenture and Exhibits Thereto

Exhibit B:               Form of Security Agreement accompanying the Indenture

Exhibit C:               Form of Intercreditor Agreement

Exhibit D:               Term Sheet for the ABL Credit Facility

Exhibit E:                Form of Kiewit Note

Exhibit F:                Form of Kiewit Deed of Trust

Exhibit G:               Form of Warrant Agreement

Exhibit H:               List of Directors and Officers of the Reorganized Debtors

Exhibit I:                 Corporate Governance Documents for Reorganized Debtors

Exhibit J:                Schedule of Assumed Non-Residential Real Property Leases

Exhibit K:               Schedule of Rejected Executory Contracts and Non-Residential Real Property Leases

K.            A total of six (6) objections to confirmation of the Plan were filed with the Court, which were filed by the following parties:  Michael Welsh (“Mr. Welsh”) [Docket No. 738, as supplemented by Docket No. 789], Glacial Lake Energy, LLC, et al. [Docket No. 774], Andrew Shirley (“Mr. Shirley”) [Docket No. 776], Fred Graetzer (“Mr. Graetzer”) [Docket No. 787], Alan Betensley (“Mr. Bentensley”) [Docket No. 788] and Sean Mc Guigan and Kimberly McGuigan (collectively, the “McGuigans,” and together with Mr. Welsh, Mr. Shirley, Mr. Graetzer and Mr. Bentensley, collectively, the “Dissenting Shareholders”).  Other than the objections to the Plan filed by the Dissenting Shareholders, all objections to the Plan have been resolved consensually by the Debtors, including by inserting language in this order (the “Confirmation Order”) addressing such objecting parties’ concerns.

L.             In addition to the Voting Report, on February 22, 2010, the Debtors filed the Confirmation Memorandum in support of confirmation of the Plan.

M.           The Confirmation Hearing was held on February 24, 2010.

NOW, THEREFORE, based upon the Court’s review of the Confirmation Memorandum, the Voting Report and upon (i) all of the evidence proffered or adduced and the arguments of counsel made at the Confirmation Hearing and (ii) the entire record of these Chapter 11 Cases, and after due deliberation thereon and sufficient cause appearing therefor:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY FOUND AND DETERMINED THAT:

1.             Exclusive Jurisdiction; Venue; Core Proceeding (28 U.S.C. §§ 157, 1334(a), 1408 and 1409).  The Court has jurisdiction over these Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334.  Venue is proper before the Court pursuant to 28 U.S.C. §§ 1408 and 1409.  Confirmation of the Plan is a core proceeding under 28 U.S.C. § 157(b)(2), and the Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

2.             Burden of Proof.  The Debtors, as proponents of the Plan, have the burden of proving the elements of section 1129(a) of the Bankruptcy Code by preponderance of the evidence.  As set forth below, the Debtors have met that burden.

3.             Judicial Notice.  This Court takes judicial notice of the docket in these cases maintained by the clerk of the Court and/or its duly appointed agent, including, without limitation, all pleadings, notices, and other documents filed, all orders entered, and all evidence and arguments made, proffered or adduced at the hearings held before the Court during these cases, including, without limitation, the hearing to consider the adequacy of the Disclosure Statement, approving the Senior Secured Notes Offering Procedures and the Debtors’ authorization to enter into the Backstop Commitment Agreement and the Confirmation Hearing.

4.             Transmittal and Mailing of Materials; Notice.  The Solicitation Packages and Notice of Non-Voting Status were transmitted and served in compliance with the DS and Solicitation Procedures Order and the Bankruptcy Rules, and such transmittal and service was adequate and sufficient.  Adequate and sufficient notice of the Confirmation Hearing and the other dates and hearings described in the DS and Solicitation Procedures Order was given in compliance with the Bankruptcy Rules and DS and Solicitation Procedures Order, and no other or further notice is or shall be required.  All parties in interest had a full and fair opportunity to appear and be heard at the Confirmation Hearing and no other or further notice is or shall be required.

5.             Technical Supplementation of Certain Plan Supplement Documents and Senior Secured Notes Offering.  The technical supplementation of certain Plan Supplement Documents included in the Plan Supplement filed with the Bankruptcy Court on February 19, 2010, February 22, 2010 and February 24, 2010 and the supplemental notice to the Senior Secured Notes Offering (the “Supplemental Notice”), the form of which is attached hereto as Exhibit C, comply with all applicable provisions of the Bankruptcy Code.  Such technical supplementations are neither material nor adversely changes the treatment of any holders of Claims under the Plan, and is hereby approved pursuant to section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019.

6.             Voting Results.  As described more fully in the Voting Report, Classes 2(a)-(f), 4(b), 5(a)-(f), 6(a)-(c) and (f) and 7(a)-(c) and (f) voted in favor of the Plan, Classes 6(d)

and 7(d) did not vote to accept or reject the Plan, Classes 6(e) and 7(e) had no members, and Class 9(a) voted to reject the Plan.  See Voting Report, Exhibit A.

7.             Plan Compliance with the Applicable Provisions of the Bankruptcy Code (11 U.S.C. § 1129(a)(1)).  As set forth below, the Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

(i)              Proper Classification of Claims and Interests (11 U.S.C. §§ 1122, 1123(a)(1)).  In addition to Administrative Claims (including Fee Claims), Priority Tax Claims, and DIP Financing Claims, which need not be classified, the Plan designates nine (9) Classes of Claims and Equity Interests with respect to Consolidated Holdings and the other Debtors.  The Claims or Equity Interests placed in each Class are substantially similar to other Claims or Equity Interests, as the case may be, in such Class.  Valid business, factual and/or legal reasons exist for separately classifying the various Classes of Claims and Equity Interests created under the Plan, and, therefore, the Plan does not unfairly discriminate among holders of Claims or Equity Interests.  Thus, the Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

(ii)             Specification of Unimpaired Classes (11 U.S.C. § 1123(a)(2)).  Article IV of the Plan specifies that Classes 1(a)-(f), 3(a)-(f), 4(a) and 8(a)-(f) are not Impaired, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

(iii)            Specification of Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)).  Article IV of the Plan designates Classes 2(a)-(f), 4(b), 5(a)-(f), 6(a)-(f), 7(a)-(f), and 9(a)-(f) as Impaired and specifies the treatment of Claims and Equity Interests in those Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.  However, Classes 6(e) and 7(e) have no Claims within such Classes.

(iv)            Equal Treatment Within Classes (11 U.S.C. § 1123(a)(4)).  The Plan provides for the same treatment by the applicable Debtor or Consolidated Holdings for each Claim or Equity Interest in a particular Class with respect to such Debtor or Consolidated Holdings unless the holder of a particular Claim or Equity Interest in such Class has agreed to a less favorable treatment of its Claim or Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

(v)             Implementation of Plan (11 U.S.C. § 1123(a)(5)).  In accordance with section 1123(a)(5) of the Bankruptcy Code, the Plan, including Articles V and VI of the Plan, provides adequate and proper means for its implementation, including, without limitation:  (1)  the continued existence of the Debtors, other than ARE LLC which is merged into and substantively consolidated with ARE Holdings pursuant to Article VI(C) of the Plan, (2) the adoption of the amendments to the certificates of incorporation or formation, charters and by-laws or limited liability company agreements of Reorganized ARE Holdings and each Reorganized Debtor, as the case may be, and such other amended and restated governing documents as set forth in the Plan Supplement that will govern the Reorganized Debtors, as the case may be, (3) the execution and delivery by any Reorganized Debtor of any documents and instruments in connection with and the funds available pursuant to the Exit Financing, (4) the issuance of the New ARE Holdings Common Stock, the Warrants, and New Subsidiary Equity Interests, as provided in Article V(B) of the Plan, (5) the Senior Secured Notes Offering (consisting of the Senior Secured Notes and Noteholder New Equity) and (6) the identification of the initial members of the boards of directors of the Reorganized Debtors as provided in Article V(D) of the Plan.

(vi)            Charter Provisions (11 U.S.C. § 1123(a)(6)).  Pursuant to Article V(A) of the Plan and the documents included in the Plan Supplement, the amended certificate of incorporation of ARE Holdings and the amended certificate of incorporation or formation or limited liability company agreement, as the case may be, of each Reorganized Debtor prohibits the issuance of non-voting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code and provide for an appropriate distribution of voting power, thereby satisfying section 1123(a)(6) of the Bankruptcy Code.

(vii)           Selection of Officers and Directors (11 U.S.C. § 1123(a)(7)).  Pursuant to Article V(D) of the Plan, the identities and affiliations of all individuals proposed to serve as the initial board members and initial officers of each Reorganized Debtor as of the Effective Date were disclosed and filed with this Court as part of the Plan Supplement.  Upon on the occurrence of the Effective Date, the New Board will be a five-member board comprised of four directors appointed by the Majority Backstop Purchasers and the Chief Executive Officer of the Reorganized Debtors.  The board of directors of each of the Reorganized Subsidiaries, if applicable, shall be a subset of the members of the New Board.  The initial members of the New Board were disclosed in the Plan Supplement.  The foregoing provisions of the Plan for the selection of directors and officers are consistent with the interests of creditors and equity holders and with public policy, thereby satisfying section 1123(a)(7) of the Bankruptcy Code.

(viii)          Additional Plan Provisions (11 U.S.C. § 1123(b)).  The provisions of the Plan are appropriate and consistent with the provisions of the Bankruptcy Code.

(ix)                                      Rule 3016(a) of the Bankruptcy Rules.  The Plan is dated and identifies the entities submitting it, thereby satisfying Rule 3016(a) of the Bankruptcy Rules.

8.                                       Debtors’ Compliance with the Applicable Provisions of the Bankruptcy Code (11 U.S.C. § 1129(a)(2)).  The Debtors have complied with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(2) of the Bankruptcy Code.  Specifically:

(i)                                           the Debtors are proper debtors under section 109 of the Bankruptcy Code and proper proponents of the Plan under section 1121(a) of the Bankruptcy Code;

(ii)                                        the Debtors have complied with the applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by Orders of the Court; and

(iii)                                     the Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the DS and Solicitation Procedures Order in transmitting the Solicitation Packages and in soliciting and tabulating votes on the Plan.

9.                                       Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)).  The Debtors have proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code.  The Debtors, the Creditors Committee, the DIP Agent, the DIP Lenders, the Backstop Purchasers and their respective counsel and advisors, participated in good faith in negotiating, at arms’ length, the Plan and the contracts, instruments, releases, agreements and documents related to or necessary to implement, effectuate and consummate the Plan.  Each of the Debtors, the Creditors Committee, the DIP Agent, the DIP Lenders, the Backstop Purchasers, and their respective counsel and advisors also participated in good faith in each of the actions taken to bring about, and in satisfying each of the conditions precedent to, confirmation and consummation of the Plan.  In so determining, the Court has examined, among other things, the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the record of the confirmation hearing, the formulation of the Plan and all related pleadings, exhibits, statements and comments regarding confirmation of the Plan and the approval of the Plan by the Creditors that voted on the Plan.  The Chapter 11 Cases were filed, and the Plan was proposed, with the legitimate and honest purposes of effecting a reorganization of the Debtors.

10.                                 Payments for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)).  Except for the fees and expenses of professionals for the Prepetition Agent and the Prepetition Lenders (as defined in the Stipulation (as defined below)), the DIP Agent, the Backstop Purchasers and the payments made to PNC Bank National Association in connection with the ABL Credit Facility (which payments have been approved by previous orders of the Court or are authorized to be made, in the case of the Prepetition Agent and the Prepetition Lenders, pursuant to the Stipulation), any payment made or to be made by the Debtors for services or for costs and expenses in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, have been approved by, or are subject to the approval of, the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

11.                                 Directors, Officers and Insiders (11 U.S.C. § 1129(a)(5)).  The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code.  Exhibit H to the Plan Supplement discloses the identities and affiliations of the individuals proposed to serve, after confirmation of the Plan, as directors or officers of the Reorganized Debtors.  The appointment of such individuals to such positions is consistent with the interests of Creditors, Equity Interest holders, and public policy, thereby satisfying section 1129(a)(5) of the Bankruptcy Code.

12.                                 No Rate Changes (11 U.S.C. § 1129(a)(6)).  The Debtors’ businesses are not subject to rate regulation by any governmental regulatory commission; therefore, section 1129(a)(6) of the Bankruptcy Code is not applicable in these Chapter 11 Cases.

13.                                 Best Interests of Creditors Test (11 U.S.C. § 1129(a)(7)).  The Plan satisfies section 1129(a)(7) of the Bankruptcy Code.  The evidence proffered or adduced at the Confirmation Hearing, (i) is persuasive and credible, (ii) has not been controverted by other evidence, and (iii) establishes that each holder of a Claim or Equity Interest in an Impaired Class either (x) has accepted the Plan or (y) will receive or retain under the Plan, on account of such Claim or Equity Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that it would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code, which result is also evidenced by the Liquidation Analysis.

14.                                 Acceptance By the Requisite Classes of Creditors and Equity Interest Holders (11 U.S.C.§ 1129(a)(8)).  Classes 2(a)-(f), 4(b), 5(a)-(f), 6(a)-(d) and (f), 7(a)-(d) and (f) and 9(a) are the only Impaired Classes entitled to vote on the Plan.  Classes 2(a)-(f), 4(b), 5(a)-(f), 6(a)-(c) and (f), and 7(a)-(c) and (f) voted in sufficient number and amount to accept the Plan.  Classes 6(d) and 7(d) did not have any members that voted on the Plan (collectively, the “Abstaining Classes”).  Equity Interests in Class 9(a) voted to reject the Plan.  Classes 6(e) and 7(e), which would have been comprised of General Unsecured Claims and Convenience Class Claims, respectively, against Aventine Power, have no eligible Claims within such Classes (collectively, the “Empty Classes”).   Classes 1(a)-(f), 3(a)-(f), 4(a) and 8(a)-(f) are unimpaired under the Plan and, therefore, are deemed to have accepted the Plan.  See Plan Article IV.  The Plan provides that holders of Equity Interests in Classes 9(b)-(f) will not receive any distribution or retain any property on account of such Equity Interests, and these Classes are therefore deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code (the “Deemed Rejecting Classes”).  Notwithstanding that section 1129(a)(8) of the Bankruptcy Code has not been satisfied with respect to all Classes of Claims and Equity Interests, the Plan may be

confirmed over the nonacceptance of the Abstaining Classes, the Empty Classes, Equity Interests in Class 9(a) and the Deemed Rejecting Classes.

15.                                 Treatment of Priority Claims (11 U.S.C. § 1129(a)(9)).  The Plan’s treatment of Allowed Administrative Claims, DIP Financing Claims, Fee Claims, Allowed Priority Tax Claims, and Other Priority Claims satisfies the requirements of sections 1129(a)(9)(A), (B), and (C) of the Bankruptcy Code.

16.                                 Acceptance By at Least One Impaired Class (11 U.S.C. § 1129(a)(10)).  Class(es) 2(a)-(f), 4(b), 5(a)-(f), 6(a)-(c) and (f) and 7(a)-(c) and (f), each of which is Impaired under the Plan, have voted to accept the Plan in requisite numbers and amounts, without the need to include any acceptance of the Plan by any insider.  Consequently, section 1129(a)(10) of the Bankruptcy Code is satisfied.

17.                                 Feasibility (11 U.S.C. § 1129(a)(11)).  The Debtors have established, by a preponderance of the evidence, that confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization of the Reorganized Debtors.  To satisfy their burden under section 1129(a)(11) of the Bankruptcy Code, the Debtors, among other things, prepared and included as Exhibit D to the Disclosure Statement projections of their financial performance for each reporting period through the period ending December 31, 2014.  These financial projections along with the evidence proffered or adduced at the Confirmation Hearing support the finding that the Debtors will have adequate capital to meet their obligations arising under the Plan or otherwise.  The Court finds that the financial projections and the evidence proffered or adduced at the Confirmation Hearing (i) are persuasive and credible, (ii) have not been controverted by other evidence, and (iii) establish that the Plan is feasible, thus satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

18.                                 Payment of Certain Fees (11 U.S.C. § 1129(a)(12)).  All fees payable on or before the Effective Date under 28 U.S.C. § 1930 either have been paid or will be paid on the Effective Date pursuant to Article IX(A) of the Plan.  Moreover, each of the Reorganized Debtors will be responsible for paying quarterly fees under 28 U.S.C. § 1930(a)(6) arising after the Effective Date until the Chapter 11 Cases are closed.  Accordingly, the Plan satisfies section 1129(a)(12) of the Bankruptcy Code.

19.                                 Continuation of Employee Benefits (11 U.S.C. § 1129(a)(13)).  Article XI of the Plan provides that as of and subject to the Effective Date, all employment and severance agreements and policies, and all employee compensation and benefit plans, policies, and programs of the Debtors applicable generally to their employees, including agreements and programs subject to section 1114 of the Bankruptcy Code, as in effect on the Effective Date, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive plans, and life, accidental death, and dismemberment insurance plans, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under the Plan, and the Debtors’ obligations under such agreements and programs shall survive the Effective Date of the Plan, without prejudice to the Reorganized Debtors’ rights under applicable non-bankruptcy law to modify, amend, or terminate the foregoing arrangements, except for (i) such executory contracts or plans specifically rejected pursuant to the Plan (to the extent such rejection does not violate section 1114 of the Bankruptcy Code), and (ii) such executory contracts or plans as have previously been terminated, or rejected, pursuant to a Final Order, or specifically waived by the beneficiaries of such plans, contracts, or programs.  Thus, the Plan satisfies each of the requirements of section 1129(a)(13) of the Bankruptcy Code.

20.                                 Classification of Claims and Confirmation of Plan Over Non-Acceptance of Impaired Classes (11 U.S.C. §1129(b).  The classification and treatment of Claims and Equity Interests in the Plan is proper pursuant to section 1122 of the Bankruptcy Code and does not discriminate unfairly pursuant to section 1129(b)(1) of the Bankruptcy Code.  Pursuant to section 1129(b)(1) of the Bankruptcy Code, the Plan may be confirmed notwithstanding the fact that not all Impaired Classes have voted to accept the Plan, if all of the requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) have been met.  All Classes of Impaired Claims, other than the Empty Classes, the Abstaining Classes, Class 9(a) Equity Interests, and  the Deemed Rejecting Classes, voted to accept the Plan.

21.                                 There is no Class of creditors or Equity Interests junior to the holders of Claims or Equity Interests in the Abstaining Classes, the Empty Classes, Class 9(a) and the Deemed Rejecting Classes that will receive or retain any property under the Plan on account of their Claims or Equity Interests.  Accordingly, the requirements of section 1129(b)(2) of the Bankruptcy Code are satisfied with respect to the Deemed Rejecting Classes, and the Plan does not violate the absolute priority rule, does not discriminate unfairly, and is fair and equitable with respect to such Classes.  Based upon the foregoing, the Plan satisfies the requirements for confirmation set forth in section 1129(b) of the Bankruptcy Code.

22.                                 Only One Plan (11 U.S.C. §1129(c)).  Other than the Plan (including previous versions thereof), no other plan has been filed in the Chapter 11 Cases.  As a result, the requirements of section 1129(c) of the Bankruptcy Code have been satisfied.

23.                                 Purpose of the Plan (11 U.S.C. §1129(d)).  The principal purpose of the Plan is not avoidance of taxes or avoidance of the requirements of section 5 of the Securities Act of 1933, as amended, and there has been no filing by any governmental unit asserting any such attempted avoidance.

24.                                 Good Faith Solicitation and Participation (11 U.S.C. § 1125(e)).  Based upon the record before the Court, the Debtors, the Released Parties and their respective counsel, advisors and agents have acted in good faith within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the provisions of the Bankruptcy Code and Bankruptcy Rules in connection with the solicitation of acceptances of the Plan and the offer, issuance, sale or purchase of securities in connection with the Plan and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the injunctive and exculpatory provisions set forth in Articles VII(E) and VII(K) of the Plan.

25.                                 Satisfaction of Confirmation Requirements.  The Plan satisfies each of the requirements for confirmation set forth in section 1129(a) of the Bankruptcy Code.

26.                                 Retention of Jurisdiction.  This Court may properly retain jurisdiction over the matters set forth in Article VIII of the Plan and herein.

27.                                 Substantive Consolidation.   Article VI(C) of the Plan provides for the substantive consolidation of ARE LLC and ARE Holdings for all purposes related to the Plan, including, without limitation, voting, confirmation and distributions thereunder; and immediately prior to or on the Effective Date, ARE LLC shall be merged into and become a part of Reorganized ARE Holdings and will cease to exist as a separate entity.  Based on the Confirmation Memorandum and in the absence of any objections to such request, the Court finds that such deemed substantive consolidation of Consolidated Holdings and their estates is justified and appropriate in these Chapter 11 Cases for purposes of the Plan and the Distributions thereunder.

DECREES

NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, DECREED AND DETERMINED THAT:

28.                                 Findings of Fact; Conclusions of Law.  The Findings of Fact and Conclusions of Law herein constitute the Bankruptcy Court’s findings of fact and conclusions of law under Fed. R. Civ. P. 52, as made applicable herein by Bankruptcy Rules 7052 and 9014.  Any finding of fact shall constitute a finding of fact even if it is referred to as a conclusion of law, and any conclusion of law shall constitute a conclusion of law even if it is referred to as a finding of fact.

29.                                 Confirmation.  The Plan, including all exhibits and modifications thereto, is approved and confirmed under section 1129 of the Bankruptcy Code.

30.                                 Resolution of Objections.  As presented at the Confirmation Hearing, the consensual resolution of certain objections satisfy all applicable requirements of the Bankruptcy Code and the Bankruptcy Rules and are in the best interest of the Debtors and their estates and supported by the record, and therefore should be approved.  All objections thereto not previously resolved, resolved herein or withdrawn are hereby overruled, as set forth herein and on the record of the Confirmation Hearing.

31.                                 Provisions of Plan and Confirmation Order Nonseverable and Mutually Dependent.  The provisions of the Plan and this Confirmation Order, including the Findings of Fact and Conclusions of Law set forth herein, are nonseverable and mutually dependent.

32.                                 Plan Classification Controlling.  The classification of Claims and Equity Interests for purposes of the Distributions to be made under the Plan shall be governed solely by the terms of the Plan.  The classifications set forth on the Ballots tendered to or returned by the holders of Claims entitled to vote on the Plan (i) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan, (ii) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims under the Plan for Distribution purposes, and (iii) shall not be binding on the Debtors, their estates, or the

Reorganized Debtors.  The classification scheme of the Plan and the treatment of all Claims and Equity Interests as provided thereunder shall be, and hereby are, approved.

33.                                 Binding Effect.  Pursuant to section 1141 of the Bankruptcy Code, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, and except as expressly provided in the Plan or this Confirmation Order, the provisions of the Plan (including the exhibits to, and all documents and agreements executed pursuant to, the Plan) and this Confirmation Order shall be valid, enforceable and binding on (i) the Debtors, (ii) the Reorganized Debtors, (iii) all holders of Claims against and Equity Interests in the Debtors, whether or not Impaired under the Plan and whether or not, if Impaired, such holders accepted the Plan, and (iv) each person acquiring property under the Plan, notwithstanding any otherwise applicable nonbankruptcy law.

34.                                 Debtor-in-Possession Transactions.  All transactions effected by the Debtors during the pendency of the Chapter 11 Cases from the Petition Date through the Confirmation Date are approved and ratified.

35.                                 Vesting of Property.  Pursuant to Article VII(C) of the Plan, on the Effective Date, the Reorganized Debtors shall be vested with all of the property of the Estates free and clear of all Claims, Liens, encumbrances, charges and other interests of creditors and equity security holders, except as otherwise expressly provided in the Plan or any document entered into in connection with the transactions described in the Plan and this Order, including, without limitation, the Exit Financing (including, without limitation, the ABL Credit Facility and the Senior Secured Notes and the indenture governing the Senior Secured Notes (the “Senior Secured Indenture”) and any mortgages, security agreements, and similar instruments with respect to collateral securing any interests or property in connection with the Exit Financing or other documents or instruments entered into in connection with the Exit Financing, the Kiewit

Note and the deed of trust granted in connection therewith, the Prepetition Lender Claims Escrow and the LC Collateral Account.

36.                                 Continued Corporate Existence.  Except as otherwise expressly provided for in Article VI(C) of the Plan, the Debtors, as Reorganized Debtors, shall continue to exist after the Effective Date with all powers of a corporation or limited liability company, as the case may be, under the laws of the respective states governing their formation and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law, except as such rights may be limited and conditioned by the Plan and the documents and instruments executed and delivered in connection therewith.  In addition, the Reorganized Debtors may operate their business free of any restrictions imposed by the Bankruptcy Code, the Bankruptcy Rules or by the Court, subject only to the terms and conditions of the Plan as well as the documents and instruments executed and delivered in connection therewith, including without limitation, the documents and instruments included in the Plan Supplement.

37.                                 Substantive Consolidation Approved.  The substantive consolidation and merger of ARE LLC into ARE Holdings is approved such that (i) all assets and liabilities of ARE LLC and ARE Holdings are hereby deemed to be merged, (ii) the obligations of each ARE LLC and ARE Holdings are hereby deemed to be the obligations of Consolidated Holdings solely for purposes of the Plan and Distributions thereunder, and (iii) any Claims filed or to be filed in connection with any obligations of ARE LLC and ARE Holdings are hereby deemed Claims against Consolidated Holdings, (iv) each Claim filed in the cases of ARE LLC or ARE Holdings is hereby deemed filed against Consolidated Holdings in accordance with the substantive consolidation of the assets and liabilities of ARE LLC and ARE Holdings, (v) all transfers, disbursements and distributions made by ARE LLC or ARE Holdings under and pursuant to the Plan are hereby deemed to be made by Consolidated Holdings, and (vi) holders of Allowed Claims against ARE LLC and ARE Holdings in each Class shall be entitled to their share of assets available for distribution from Consolidated Holdings to such Class without regard to whether ARE LLC or ARE Holdings was originally liable for such Claim, provided, however, that Intercompany Claims shall be treated as provided in section IV(I) of the Plan.

38.                                 Approval of the Exit Financing and Authorization to Pay Commitment Fee.  The ABL Credit Facility and any security agreements and similar instruments with respect to collateral securing any interests or property in connection with the ABL Credit Facility and all other documents or instruments entered into in connection with the ABL Credit Facility (collectively, “the “ABL Credit Facility Documents”) are hereby approved.  The Debtors’ entry into the Commitment Letter for the ABL Credit Facility and the payment of the $250,000 Commitment Fee is hereby approved.  The Senior Secured Notes and any mortgage, security agreements and similar instruments with respect to collateral securing any interests or property in connection with the Senior Secured Notes and all other documents or instruments (including, without limitation the Senior Secured Indenture) entered into in connection with the Senior Secured Notes (collectively, the “Senior Secured Notes Documents”) are hereby approved.  On or prior to the Effective Date, but subject to the occurrence of the Effective Date, the Reorganized Debtors are authorized to (i) enter into the ABL Credit Facility Documents and (ii) enter into the Senior Secured Notes Documents.  Pursuant to section 1142(b) of the Bankruptcy Code and without further action by this Court or by the shareholders, directors, members or partners of any of the Reorganized Debtors, the Reorganized Debtors are authorized to enter into and implement the Exit Financing (and the issuance of the Noteholder New Equity and the Senior Secured Notes in connection with the Senior Secured Notes Offering) and to execute and deliver the ABL Credit Facility Documents and the Senior Secured Notes Documents and all other documents, agreements and instruments necessary or appropriate to issue and/or enter into and perform all obligations under the Exit Financing and the Senior Secured Indenture and to take all other actions and execute, deliver, record and file all other such agreements, documents, instruments, financing statements, mortgages, releases, applications, reports and any changes, additions and modifications thereto in connection with the consummation of the transactions contemplated by the Exit Financing and the Senior Secured Indenture, including, without limitation, the making of such filings, or the recording of any security interests, as may be required by such Exit Financing and the Senior Secured Indenture.  Each of the ABL Credit Facility Documents and the Senior Secured Notes Documents, once executed, shall constitute a legal, valid binding and authorized obligation of the respective parties thereto, enforceable in accordance with its terms (except as enforceability may be limited by any bankruptcy or insolvency proceeding filed by any party thereto subsequent to the date of the execution of such document).  Without in any way limiting the foregoing and subject to the terms and conditions of the Stipulation, other than any and all liens held by the holders of Prepetition Secured Credit Facility Claims with respect to the LC Collateral Account and any funds deposited therein and the Prepetition Lender Claim Escrow and any funds deposited therein, any and all liens held by the holders of Prepetition Secured Credit Facility Claims on the Debtors’ or Reorganized Debtors’ assets shall be released upon the occurrence of the Effective Date simultaneously with the payment of principal and (any deposit on the Effective Date of funds in escrow for payment) on the Effective Date of the Allowed Prepetition Secured Credit Facility as and to the extent and in the respective amounts provided in the Plan and the Stipulation by and between the Debtors and the Prepetition Agent Allowing the Claims of, and Granting Limited Releases to, the Prepetition Agent and Prepetition Lenders (the “Stipulation”), a copy of which was filed with the Court on February 24, 2010 [Docket No. 810], and (except as expressly provided in the Plan or any document entered into in connection with the transactions described in the Plan and this

Confirmation Order) any and all liens held by any other persons or the Debtors or the Reorganized Debtors assets shall be released on the Effective Date; and simultaneously with such releases, new liens shall be instituted and granted by the Debtors or Reorganized Debtors for the ratable benefit of the holders of the Senior Secured Notes and the lenders under the ABL Credit Facility on the respective assets to be collateral therefor in accordance with the Plan and in the event that any person or entity that has filed financing statements, mortgages, lis pendens, or other documents or agreements evidencing interests, claims or liens with respect to the Debtors or their assets (other than with respect to the Exit Financing) shall not have delivered to the Debtors on or before the Effective Date, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of all liens, claims or interests that such Holder may have with respect to the Debtors or their assets or otherwise, then each of the Debtors, the Reorganized Debtors, any lender or noteholder under any of the Exit Financing or the trustee or collateral agent under the Senior Secured Indenture, severally, hereby is authorized and directed to execute and file such statements, instruments, releases and other documents on behalf of the person or entity with respect to the Reorganized Debtors’ assets; provided, that nothing set forth in this Order shall affect the rights and liens granted to the holders of Prepetition Secured Facility Claims in the LC Collateral Account and any funds deposited therein and in the Prepetition Lender Claim Escrow and any funds deposited therein, pursuant to the Stipulation and Article IV(B)(1) of the Plan; provided, further, that nothing set forth in this Order shall affect the deed of trust granted to secure the Kiewit Note.

39.                                 Authorization in Connection with the Senior Secured Note Offering.  Without limitation on the general authorizations provided for in this Confirmation Order, the Plan, the DS and Solicitation Procedures Order and the Backstop Approval Order, the Debtors, the Reorganized Debtors and the Backstop Purchasers are authorized to take all actions necessary or desirable in furtherance of the Senior Secured Notes Offering, including, without limitation, the issuance of the Senior Secured Notes and the Noteholder New Equity as contemplated by the Plan, the execution and delivery of any Senior Secured Notes Document and the making of such filings or the recording of such Senior Secured Notes Documents as may be required, necessary or desirable.  Subject to the occurrence of the Effective Date, the retention of Wilmington Trust FSB, as Trustee and Collateral Agent (“Wilmington Trust”) under the Senior Secured Indenture, is hereby approved, and the reasonable fees and expenses of Wilmington Trust are approved, as and to the extent provided for in the Senior Secured Indenture and that certain fee schedule dated February 2, 2010 from Wilmington Trust to the Debtors, as such may be amended.

40.                                 The Senior Secured Notes Offering is hereby modified and supplemented through the requirements set forth in the Supplemental Notice.  If a party does not submit a completed Supplemental Response (as defined in the Supplemental Notice) by the Supplemental Deadline (as defined in the Supplemental Notice), such party’s previously delivered Subscription Form shall be deemed void and such party shall not be entitled to participate in the Senior Secured Notes Offering.  As provided for in the Senior Secured Notes Offering Procedures, the Debtors, subject to the consent of the Backstop Purchasers, reserve the right, but will not be obligated, at any time and from time to time, to extend the Senior Secured Notes Offering and to amend the offer and the Senior Secured Notes Offering Procedures.  As provided for in the Senior Secured Notes Offering Procedures, the Debtors, subject to the consent of the Backstop Purchasers, will provide participants notice of any extension, waiver, material amendment or termination of the Senior Secured Notes Offering; provided, however, that, notwithstanding the foregoing ability of the Debtors to amend the Senior Secured Notes Offering Procedures with the consent of the Backstop Purchasers, the trustee under the Secured Indenture shall be required to issue Senior Secured Notes only to those parties identified by the Debtors or the Reorganized Debtors on or prior to the Effective Date and pursuant to an Authentication Order as defined in Section 2.02 of the Senior Secured Indenture.

41.                                 Securities to be Issued Pursuant to the Plan.  On the Effective Date, Reorganized ARE Holdings shall issue the New ARE Holdings Common Stock (including, without limitation, the Noteholder New Equity in connection with the Senior Secured Notes Offering) and the Warrants pursuant to the terms of the Plan, and each Reorganized Subsidiary shall issue and distribute the New Subsidiary Equity Interests.  Pursuant to section 1142(b) of the Bankruptcy Code and without further action by this Court or by the shareholders or directors of any of the Reorganized Debtors, the Reorganized Debtors are authorized to perform all tasks necessary and to execute and deliver all documents, agreements and instruments necessary or appropriate to issue the New ARE Holdings Common Stock (including, without limitation, the Noteholder New Equity in connection with the Senior Secured Notes Offering), the Warrants, and the New Subsidiary Equity Interests.

42.                                 [RESERVED]

43.                                 Exemption from the Registration Requirements (11 U.S.C. § 1145(a)).  The Court finds and concludes that, in accordance with Bankruptcy Code § 1145(a), the issuance of the New ARE Holdings Common Stock (other than the Noteholder New Equity) and Warrants under the Plan, including any securities issued upon exercise of any Warrants, is in exchange for Claims against, or Equity Interest in, the Debtors.  Therefore, such issued securities are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable federal law, and any state or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, or underwriter of or broker dealer in such securities.  None of the Debtors is an underwriter within the meaning of section 1145(b) of the Bankruptcy Code.  All such securities so to be issued shall be freely transferable by the initial recipients thereof (i) except for any such securities received by an underwriter thereof within the meaning of section 1145(b) of the Bankruptcy Code and (ii) subject to any restriction under applicable securities laws contained in the terms of such securities themselves or in the Plan.

44.                                 Exemption from the Registration Requirements (15 U.S.C. § 77(d)).  The Court finds and concludes that the issuance of the Noteholder New Equity and Senior Secured Notes to “Qualified Institutional Buyers” (as defined in Rule 144A promulgated under the Securities Act) and “Accredited Investors” (as defined in Rule 501 of Regulation D promulgated under the Securities Act) is exempt from the registration requirements of Section 5 of the Securities Act pursuant to Section 4(2) thereunder, and any other applicable federal law, and any state or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, or underwriter of or broker dealer in such securities.

45.                                 No Integration.  For purposes of the Securities Act, none of the offers and sales of New ARE Holdings Common Stock, Warrants or Senior Secured Notes issued pursuant to, or pursuant to the Warrants issued pursuant to, the Plan shall be considered part of or otherwise “integrated” with any offer or sales by the Reorganized Debtors of other securities issued in connection with the Plan or in any financing consummated on or after the Effective Date.

46.                                 Registration Rights Agreement.  Consistent with Article (V)(C) of the Plan, on or after the Effective Date the Reorganized Debtors shall execute the Registration Rights Agreement with the Majority Backstop Purchasers, which may take the form of one or more separate agreements, in form and substance acceptable to the Majority Backstop Purchasers in their sole discretion, and such agreement or agreements are each hereby approved in all respects.  Security holders of the Reorganized Debtors that are beneficiaries of such agreement(s) shall be intended third party beneficiaries to such agreement(s).  As of  the Effective Date, and upon the execution and delivery of such agreement(s) by the Reorganized Debtors and the Majority Backstop Purchasers, such agreement(s) shall be deemed to become valid, binding and enforceable in accordance with its terms, and each beneficiary of such agreement(s) shall be bound thereby, in each case, without need for execution by any party thereto other than the Reorganized Debtors and the Majority Backstop Purchasers.

47.                                 Backstop Commitment Agreement Obligations.  The Reorganized Debtors will comply with all terms and conditions of the Backstop Commitment Agreement not satisfied on or prior to the date hereof including, without limitation, (i) obtaining ratings for the Senior Secured Notes by either Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or Moody’s Investors Service, Inc. as soon as reasonably practicable after the Effective Date and (ii) using their commercially reasonable best efforts to list the New ARE Holdings Common Stock on a national securities exchange selected by the board of directors of Reorganized ARE Holdings as soon as reasonably practicable after the Effective Date.

48.                                 Cancelation and Surrender of Existing Securities and Agreements.  Notwithstanding any other provision of the Plan but excluding Intercompany Claims, on and subject to the occurrence of the Effective Date and, with respect to the Prepetition Agent and Prepetition Lenders, subject to funding of the LC Collateral Account and payment (or deposit on the Effective Date of funds in escrow for payment) on the Effective Date of the Allowed Prepetition Secured Credit Facility Claims as and to the extent and in the respective amounts provided in the Plan and the Stipulation, any promissory note, other instrument or security evidencing a Claim or Equity Interest shall be and are deemed to be canceled and terminated and shall have no further force and effect as of and after the Effective Date.

49.                                 Plan Supplement Documents.  The forms, terms and provisions of each of the Plan Supplement Documents are hereby approved.  The Plan Supplement Documents shall be deemed incorporated with the Plan in all respects.  The Debtors are hereby authorized to execute and deliver each of the documents filed with the Bankruptcy Court, including, without limitation, the Plan Supplement Documents or any other document forming part of the evidentiary record at the Confirmation Hearing, on or about the Effective Date in substantially the respective forms included in the Plan Supplement, including such changes thereto as are consistent with the Plan, subject to the Backstop Purchaser Approval Condition.  Each of the Plan Supplement Documents, once executed, shall constitute a legal, valid binding and authorized obligation of the respective parties thereto, enforceable in accordance with its terms (except as enforceability may be limited by any bankruptcy or insolvency proceeding filed by any party thereto subsequent to the date of the execution of such document).

50.                                 Designation of Directors Approved.  As of and subject to the occurrence of the Effective Date, the current members of the boards of directors of the Debtors shall be removed and terminated and the individuals proposed to serve as directors identified on Exhibit H of the Plan Supplement shall be deemed elected and authorized to serve as directors of Reorganized ARE Holdings as of the Effective Date until such time as their successors are duly elected and qualified.  The current directors of any corporate Reorganized Subsidiary and any limited liability company Reorganized Subsidiary with directors shall be removed and terminated and, in each instance, not less than one and no more than five directors designated from among the members of the New Board by the sole stockholder of any corporate Reorganized Subsidiary or by the member or members of any limited liability company Reorganized Subsidiary with directors, as applicable, shall be deemed elected to serve as directors of such Reorganized Subsidiary until their respective successors are duly elected and qualified.  Such appointment and designation is approved and ratified as being in the best interests of the Debtors and creditors and consistent with public policy.  Such directors hereby are deemed elected and appointed to serve in their respective capacities as of the Effective Date without further action of the Court, the Reorganized Debtors or their Equity Interest holders.  All directors of the Debtors serving as of the Effective Date shall be terminated as of, but subject to the occurrence of, the Effective Date without any further action or approval by any party.

51.                                 Designation or Continuation in Office of Officers Approved.  The designation or continuation in office as officers of the Reorganized Debtors of each of the individuals previously identified by the Debtors on Exhibit H of the Plan Supplement hereby are approved and ratified as being in the best interests of the Debtors and Creditors and consistent with public policy.  Such officers hereby are deemed elected and appointed to serve in their respective capacities as of the Effective Date.  All officers of the Debtors not retained or employed by the Reorganized Debtors after the Effective Date shall be terminated as officers as of, but subject to the occurrence of, the Effective Date without any further action or approval by any party.

52.                                 Debtors’ Management Incentive Plan.  The Reorganized Debtors are authorized to adopt the Management Incentive Plan following the Effective Date.  The Management Incentive Plan shall be subject to the limitations set forth in Article V(E) of the Plan.  Without any further act or authorization, confirmation of this Order shall satisfy all applicable federal and state law requirements and all listing standards of any securities exchange for approval by the board of directors or the stockholders of the Reorganized Debtors with respect to the Management Incentive Plan.

53.                                 Insurance.  Pursuant to Article VII(N) of the Plan, the Debtors’ discharge and release from all Claims as provided in the Plan, except as necessary to be consistent with the

Plan, shall not diminish or impair the enforceability of any insurance policy that may cover Claims against the Debtors, the Reorganized Debtors (including, without limitation, its officers and current and former directors) or any other person or entity.

54.                                 Distribution Record Date.  For purposes of distributions under the Plan to the holders of Allowed Claims and Equity Interests, the Record Date shall be the date of entry of this Confirmation Order.

55.                                 Unclaimed Distributions of Cash.  Except with respect to funds held in the LC Collateral Account, the Prepetition Lender Claim Escrow, or any other funds escrowed pursuant to the terms of the Stipulation, any distribution of Cash under the Plan that is unclaimed after ninety (90) days after it has been delivered (or attempted to be delivered) shall become the property of the Reorganized Debtor against which such Claim was Allowed notwithstanding any state or other escheat or similar laws to the contrary, and the entitlement by the holder of such unclaimed Allowed Claim to such distribution or any subsequent distribution on account of such Allowed Claim shall be extinguished and forever barred.

56.                                 Unclaimed Distributions of New ARE Holdings Common Stock and Warrants.  Any distribution of New ARE Holdings Common Stock or Warrants under the Plan on account of an Allowed General Unsecured Claim or Allowed Class 9(a) Equity Interest that is unclaimed after ninety (90) days after it has been delivered (or attempted to be delivered) shall be cancelled, notwithstanding any state or other escheat or similar laws to the contrary, and the entitlement by the holder of such Allowed Claim or Allowed Class 9(a) Equity Interest to such distribution or any subsequent distribution on account of such Allowed Claim or Allowed Class 9(a) Equity Interest shall be extinguished and forever barred.

57.                                 Assumed and Rejected Contracts and Leases.  Other than executory contracts or unexpired leases that have expired or terminated pursuant to their own terms during the pendency of the Chapter 11 Cases, executory contracts and unexpired leases that have been assumed or rejected prior to or on the date of entry of this Confirmation Order, benefit plans (which are specifically dealt with in Article XI of the Plan), the Rejected Contracts and Leases identified in the Plan Supplement, or insurance policies (which are specifically dealt with in Article VII(N) of the Plan), all of the executory contracts and unexpired leases that exist between the Debtors and any Person shall be deemed assumed by the applicable Debtor as of and subject to the occurrence of the Effective Date pursuant to the Plan.  To the extent any such executory contracts or unexpired leases have been amended prior to the Confirmation Date, such contracts or leases shall be assumed as so amended.  For the avoidance of doubt, (i) the Amended and Restated Ethanol and DDGS Handling Agreement between Consolidated Grain & Barge (“CGB”) and ARE — Mt. Vernon, and (ii) the Amended and Restated Grain Origination Agreement between CGB and ARE — Mt. Vernon, are assumed as amended and restated by written agreement, dated as of February 24, 2010.  The Rejected Contracts and Leases are rejected by the applicable Debtor as of the corresponding rejection dates set forth in the Plan Supplement, subject to the occurrence of the Effective Date.

58.           Cure Amounts.  Except as otherwise set forth herein, each non-Debtor party to an executory contract or unexpired lease to be assumed pursuant to the Plan (each an “Assumed Contract and Lease”) is deemed to have consented to the assumption of such executory contract or unexpired lease and the cure amount proposed by the Debtors in the Cure Notice (or such other amount as agreed to by the applicable Debtor and non-Debtor counterparty as set forth herein) (each a “Cure Amount”), and the Debtors are authorized to pay the Cure Amounts.  The non-Debtor counterparties to the Assumed Contracts and Leases are barred from disputing the Cure Amounts and/or asserting any additional amount on account of the Debtors’ cure obligations under section 365 of the Bankruptcy Code or otherwise from the Debtors, their estates or the Reorganized Debtors prior to the Effective Date of the Plan.  In addition, upon the Effective Date of the Plan, the counterparties to such executory contracts or unexpired leases shall be forever enjoined and barred from asserting any additional amount owed under the applicable executory contract or unexpired lease on account of the Debtors’ cure obligations under section 365 of the Bankruptcy Code or otherwise from the Debtors, their estates or the Reorganized Debtors.  The Reorganized Debtors and the non-debtor party to such executory contracts or unexpired leases shall enjoy all of the rights and benefits under such assumed executory contracts or unexpired leases without the necessity of obtaining any party’s written consent to the Debtors’ assumption of such executory contracts or unexpired leases, and such counterparties are deemed to have waived any right to object, consent, condition or otherwise restrict the Debtors’ assumption of such executory contracts or unexpired leases.

59.           Discharges, Injunctions, Releases, Exculpations and Indemnifications Approved.  In light of all of the circumstances and the record in these Chapter 11 Cases, including the evidenced proffered or addressed at the Confirmation Hearing and the Henning Declaration, each of the discharges, releases, injunctions, indemnifications and exculpations provided under the Plan, including those, without limitation, set forth in Articles VII(D), (E), (I), (J), and (K) of the Plan, is hereby approved as being (i) within the jurisdiction of the Bankruptcy Court to approve under 28 U.S.C. §§ 1334(a), 1334(b) and 1334(d); (ii) an essential means of implementing the Plan pursuant to section 1123(a)(5) of the Bankruptcy Code; (iii) an integral element of the transactions incorporated in the Plan; (iv) beneficial to, and in the best interests of, the Debtors, their Estates and their creditors; (v) critical to the overall objectives of the Plan; and (vi) consistent with sections 105, 1123, 1129 and all applicable provisions of the Bankruptcy Code.  Only Persons who (a) directly or indirectly, have held, hold, or may hold Claims or Equity Interests, (b) voted to accept the Plan as set forth on the relevant Ballot, and (c) did not mark their Ballot to indicate their refusal to grant the releases provided in Article VII(J) of the Plan, shall be deemed, by virtue of their receipt of Distributions and/or other treatment contemplated under the Plan, to have forever released and covenanted with the Reorganized Debtors and the Released Parties to grant the Non-Debtor Releases set forth in Article VII(J) of the Plan.

60.           Injunction.  Except as otherwise expressly provided in the Plan, this Confirmation Order, the Plan Supplement Documents, or a separate order of the Court, all entities who have held, hold, or may hold Claims against the Debtors that arose before or were held as of the Effective Date, are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind against the Debtors or the Reorganized Debtors, with respect to any such Claim, (b) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against the Debtors or the Reorganized Debtors on account of any such Claim, (c) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors or the Reorganized Debtors or against the property or interests in property of the Debtors or Reorganized Debtors on account of any such Claim and (d) asserting any right of setoff, or subrogation of any kind against any obligation due from the Debtors or the Reorganized Debtors or against the property or interests in property of the Debtors or Reorganized Debtors on account of any such Claim.  Such injunction shall extend to successors of the Debtor (including, without limitation, the Reorganized Debtors) and their respective properties and interests in property.  Such injunction shall not apply in respect of Ordinary Course Administrative Claims; provided, however, that the releases by non-debtors and injunction provided in the Plan shall not be deemed a waiver or relinquishment of any equitable or legal defense that an entity held against the Debtors immediately prior to the Petition Date, with respect to any Cause of Action commenced by the

Debtors prior to the Effective Date or the Reorganized Debtors after the Effective Date, as the case may be, against such entity; provided, further, that the releases and injunction provided in the Plan shall be deemed a waiver or relinquishment of any right of setoff or any other monetary claim to the extent such right or claim was not properly preserved through the timely filing of a proof of claim.

61.           Continuation of the Automatic Stay.  All injunctions or stays, whether imposed by operation of law or by Order of this Court, provided for in the Chapter 11 Cases, pursuant to sections 105 or 362 of the Bankruptcy Code or otherwise, that are in effect on the Confirmation Date, shall remain in full force and effect until the Effective Date.  As of the Effective Date, the stay imposed pursuant to section 362(a) of the Bankruptcy Code shall be dissolved and of no further force and effect, subject to the injunction set forth in the Plan, herein and/or sections 524 and 1141 of the Bankruptcy Code, except that nothing herein shall bar the filing of documents in connection with the Exit Financing and the ABL Credit Facility Documents and the Senior Secured Notes Documents related thereto, and the Kiewit Note and the deed of trust granted in connection therewith, or the taking of such other actions as are necessary to effectuate the transactions specifically contemplated by the Plan, the Exhibits to the Plan, the Plan Supplement Documents or this Order.

62.           General Authorizations.  Pursuant to section 1142(b) of the Bankruptcy Code, the Debtors, the Reorganized Debtors, and all other necessary parties are authorized and empowered to (x) execute and deliver any instrument, agreement or document and (y) perform any act that is necessary, desirable, or required to comply with the terms and conditions of the Plan and this Confirmation Order and consummation of the Plan, and are authorized and empowered, without limitation, to take all actions necessary or appropriate to enter into, implement, and consummate the contracts, instruments, and other agreements or documents created in connection with the Plan and the Backstop Commitment Agreement, including, without limitation, entering into each of the Plan Supplement Documents, the ABL Credit Facility Documents and the Senior Secured Notes Documents.

63.           Authorizations.  The Debtors are authorized, empowered, and directed to take any and all actions necessary or desirable to implement the transactions contemplated by the Plan, the Backstop Commitment Agreement and this Confirmation Order, all without further corporate action or action of the Debtors’ directors or stockholders, including (a) the removal on the Effective Date of the board of directors or other similar governing body of each Debtor and the appointment, on the Effective Date, of the directors and officers of each Debtor, as listed on Exhibit H of the Plan Supplement, and (b) the adoption and implementation of the Corporate Governance Documents.

64.           Governmental Approvals.  Each federal, state, commonwealth, local, foreign or other governmental agency is hereby directed and authorized to accept any and all documents, mortgages, deeds of trust, security filings, financing statements and instruments necessary or appropriate to effectuate, implement or consummate the transactions contemplated by the Plan and this Confirmation Order.  This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules or regulations of any State or any other governmental authority with respect to the implementation or consummation of the Plan and any other acts that may be necessary or appropriate for the implementation or consummation of the Plan.

65.           Exemption From Transfer Taxes.  Pursuant to section 1146(c) of the Bankruptcy Code, (a) the issuance, transfer or exchange under the Plan of the Senior Secured Notes,  New ARE Holdings Common Stock (including the Noteholder New Equity) and Warrants, and (b) the creation of any mortgage, deed of trust, lien, pledge or other security interest in favor of the lenders under the Exit Financing, including the Senior Secured Indenture, the holders of Prepetition Second Credit Facility Claims with respect to the LC Collateral Account, and Kiewit with respect to the Kiewit Note, (c) the making or assignment of any lease or sublease, or (d) the making or delivery of any other instrument whatsoever, in furtherance of or in connection with the Plan shall not be subject to any stamp, real estate transfer, recording or other similar tax.  All recording and filing officers and clerks wherever located are hereby directed to accept for filing or recording, and to file or record immediately upon presentation thereof, any mortgage, deed of trust or other instrument of transfer described in (a), (b), (c) or (d) above without payment of any stamp tax or similar tax.  The Debtors are hereby authorized to deliver a notice or short form of this Confirmation Order to any state recording officer to the effect that such officer must accept for filing such security interests without charging any stamp tax or other similar tax or fee within the scope of section 1146(a) of the Bankruptcy Code.

66.           Bar Date for Administrative Claims.  All holders of asserted Administrative Claims (except for Fee Claims, Ordinary Course Administrative Claims and any claims of the Prepetition Agent or holders of Prepetition Secured Credit Facility Claims payable in accordance with the procedures set forth in the Stipulation) not paid prior to the Confirmation Date shall submit proofs of such Administrative Claims on or before the first business day that is thirty (30) days after the Confirmation Date (the “Administrative Claims Bar Date”) or forever be barred from doing so and from receiving payment thereof unless such Administrative Claims have been previously been Allowed or Authorized and/or directed to have been by order of the Court.  The Reorganized Debtors shall have until the Claims Objection Deadline (or such longer period as may be allowed by order of the Court, which may be granted without notice to any party or a hearing) to review and object to all applications for the allowance of Administrative Claims.

67.           Fee Claims.  As provided in Article III(D) of the Plan, all requests for compensation or reimbursement of Fee Claims pursuant to sections 327, 328, 330, 331, 503 or 1103 of the Bankruptcy Code for services rendered prior to the Effective Date shall be filed and served on the Reorganized Debtors, counsel to the Reorganized Debtors, the United States Trustee, and counsel to the Creditors Committee and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order or other order of the Court, no later than forty-five (45) days after the Effective Date unless the Plan, the Confirmation Order or a separate order of the Court expressly provides otherwise.  Holders of Fee Claims that are required to file and serve applications for final allowance of their Fee Claims and that do not file and serve such applications by the required deadline shall be forever barred from asserting such Claims against the Debtors, Reorganized Debtors or their respective properties, and such Fee Claims shall be deemed discharged as of the Effective Date.  Objections to any Fee Claims must be filed and served on the Reorganized Debtors, counsel for the Reorganized Debtors, and the requesting party twenty (20) days after the filing and service of such request.

68.           Payment of Fees.  All fees due and payable on or before the Effective Date pursuant to section 1930 of title 28 of the United States Code shall be paid by the Debtors on or before the Effective Date and all such fees payable after the Effective Date shall be paid by the applicable Reorganized Debtor as and when such fees become due.

69.           Payment of Backstop Purchaser Fees.  Nothing in the Plan or this Confirmation Order is intended to affect the requirement of the Debtors, pursuant to the Backstop Approval Order, to pay the reasonable fees and expenses of the Backstop Purchasers provided for in the Backstop Commitment Documents (as defined in the Backstop Approval Order), provided, that any reasonable fees and expenses of the Backstop Purchasers payable after the Effective Date shall be paid by the Reorganized Debtors as such amounts become due.

70.           Dissolution of Creditors Committee.  The Creditors Committee shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code.  On the Effective Date, the Creditors Committee shall be dissolved and its members shall be deemed released of all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or this Plan and its implementation, and the retention or employment of the Creditors Committee’s attorneys, financial advisors, and other agents shall terminate as of the Effective Date, except with respect to their respective Fee Claims.

71.           Preservation of Causes of Action.  The Reorganized Debtors shall retain all Litigation Rights as set forth in the Plan.  Except as expressly provided in the Plan or the Confirmation Order, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any such Litigation Rights.  Nothing contained in the Plan or this Confirmation Order shall be deemed a waiver or relinquishment of any Claim, Litigation Rights, right of setoff, or other legal or equitable defense that the Debtors had immediately prior to the Petition Date that is not specifically waived or relinquished by this Plan.  The Reorganized Debtors shall have, retain, reserve and be entitled to assert all such Claims, Litigation Rights, rights of setoff and other legal or equitable defenses that the Debtors had immediately prior to the Petition Date as fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights respecting any Claim that are not specifically waived or relinquished by this Plan may be asserted after the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.  For avoidance of doubt, except with respect to the treatment and payment of the Prepetition Secured Credit Facility Claims provided for under the Plan and the Stipulation,  the Reorganized Debtors shall have, retain, reserve and be entitled to assert all Claims, Litigation Rights, rights of setoff and other legal or equitable defenses that the Debtors had immediately prior to the Petition Date as fully as if the Chapter 11 Cases had not been commenced in connection with the Auction Rate Securities Litigation.

72.           Administrative Claims Incurred After the Effective Date.  Administrative Claims incurred by the Debtors after the Effective Date including (without limitation) Claims for Professionals’ fees and expenses incurred after such date, may be paid by the Reorganized Debtors in the ordinary course of business and without application for or Court approval, subject to any agreements with any claim holders.

73.           Future Plan Modifications.  After the entry of this Confirmation Order, subject to paragraph 49 as to changes to the forms of Plan Supplement Documents, the Debtors (subject to the backstop Purchasers Approval Condition) or the Reorganized Debtors, as the case may be, without notice to all holders of Claims and Interests, insofar as it does not materially and adversely affect the interest of holders of Claims, may correct any defect, omission or inconsistency in the Plan or any agreement, instrument or documents related thereto.  After the entry of this Confirmation Order, subject to paragraph 49 as to changes to the forms of Plan Supplement Documents, the Debtors (subject to the Backstop Purchasers Approval Condition) or the Reorganized Debtors, as the case may be, may alter or amend the Plan or any agreement, instrument or document related thereto, in a manner which materially and adversely affects holders of Claims, provided that such alteration or modification is made after a hearing as provided in section 1127 of the Bankruptcy Code.

74.           Survival of Backstop Purchaser Approval Condition under the Backstop Commitment Agreement.  Notwithstanding anything to the contrary contained in the Plan or the Confirmation Order, neither the entry of the Confirmation Order nor the occurrence of the Effective Date of the Plan shall be deemed to prejudice or otherwise impair in any way the Backstop Purchaser Approval Condition as set forth in the Backstop Commitment Agreement through the Effective Date, including, without limitation, with respect to the form and substance of, or any amendment, modification or supplement of, the Plan Supplement Documents.

75.           Failure to Consummate Plan.  In accordance with Article XII(C) of the Plan, in the event that the Effective Date does not occur on or before ninety (90) days after the Confirmation Date, upon notification submitted by the Debtors to the Court:  (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred, and (d) the Debtors’ obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained in the Plan shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors unless extended by Court order.

76.           Revocation, Withdrawal, or Non-Consummation.  The Debtors may revoke or withdraw the Plan at any time prior to the Effective Date, subject to consent of the Majority Backstop Purchasers or by order of the Court.  If the Debtors revoke or withdraw the Plan prior to the Effective Date, or the Effective Date does not occur, the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), the assumption or rejection of executory contracts, unexpired leases, or benefit plans (pursuant to Article XI of the Plan) effected by the Plan, any release, exculpation or indemnification provided for in the Plan, and any document or agreement executed pursuant to the Plan shall be null and void.  In such event, nothing contained herein, and no acts taken in preparation for consummation of the Plan shall be deemed to constitute a waiver or release of any Claims by or against or Interests in the Debtors or any other

Person, to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or to constitute an admission of any sort by the Debtors or any other Person.

77.                                 Retention of Jurisdiction.  This Court shall have exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, section 105(a) and section 1142 of the Bankruptcy Code including, without limitation, for the purposes set forth in Article VIII of the Plan.

78.                                 No Post-Confirmation Amendment or Filing of Claims.  Except as otherwise provided herein or in the Plan, any party filing a proof of Claim after the Confirmation Date shall not be entitled to treatment as a creditor with respect to such Claim for the purposes of distribution under the Plan, unless and until the party filing such Claim either obtains the written consent of the Reorganized Debtors to file such Claim late or obtains an order of the Court upon written motion on notice to the Reorganized Debtors that permits the filing of the Claim.

79.                                 Approval of Stipulation with JP Morgan; Incorporation by Reference.  The Stipulation is approved.  As provided in paragraph 7 of the Stipulation, the Stipulation is hereby incorporated in its entirety by reference into this Confirmation Order and the Plan as if set forth herein and therein.

80.                                 Resolution of the Office of the United States Trustee’s Informal Objection.  Notwithstanding anything to the contrary in the Plan or this Confirmation Order, the injunction in Article VII(K)(2) of the Plan shall not prohibit the exercise of a valid right of setoff that has been allowed by Final Order of the Court or by the agreement of the Debtors or the Reorganized Debtors, as the case may be; provided that any such right of setoff was properly preserved through the timely filing of a proof of claim or otherwise on or before the Bar Date.

81.                                 Resolution of Liberty Mutual’s Informal Objection.  Notwithstanding anything to the contrary in the Plan, Liberty Mutual’s rights of setoff and recoupment or their rights to realize upon collateral or other security provided or arranged by the Debtors pursuant to the Debtors’ insurance policies with Liberty Mutual (the “Liberty Mutual Insurance Agreements”) are preserved solely to the extent such rights are provided for by the Liberty Mutual Insurance Agreements and applicable law.  To the extent that the Liberty Mutual Insurance Agreements are considered executory they will be assumed pursuant to the Plan (the “Liberty Mutual Executory Insurance Agreements”).  Obligations arising under the Liberty Mutual Executory Insurance Agreements that come due in the ordinary course after the date hereof, including but not limited to any retrospective adjustments or amounts attributable to losses that occurred prior to the date hereof, shall be paid in accordance with the terms of the Liberty Mutual Executory Insurance Agreements.  The rights and obligations of the insureds and insurers under the Liberty Mutual Executory Insurance Agreements shall be determined by reference to (i) the Liberty Mutual Executory Insurance Agreements, including all terms, conditions, limitations and exclusions thereof, which shall remain in full force and effect, and (ii) any applicable non-bankruptcy law.

82.                                 Resolution of Deutsche Bank’s Informal Objection.  (i)  Prepetition Indenture Trustee Fees, Expenses and Indemnification Claims.  Pursuant to Article (VI)(E)(8) of the Plan, (i) the Reorganized Debtors shall pay the reasonable and documented fees and expenses of the Prepetition Indenture Trustee, including attorneys’ fees, (ii) the Prepetition Indenture Trustee shall retain its charging lien or any other priority of payment to which it is entitled pursuant to section 7.7 of the Prepetition Indenture against Distributions to the Prepetition Unsecured Notes Claims to the extent any Prepetition Indenture Trustee fees and expenses are not paid by the Reorganized Debtors and nothing herein or in the Plan shall be deemed to impair, waive or discharge the Prepetition Indenture Trustee’s charging lien for any fees and expenses not paid by the Reorganized Debtors, and (iii) to the extent the Prepetition Indenture Trustee incurs fees and expenses in connection with the Distribution that are not disputed by the Reorganized Debtors, such reasonable fees and expenses shall be paid by the Reorganized Debtors within ten (10) business days after the Prepetition Indenture Trustee’s submission of such fees and expenses to the Reorganized Debtors.  The payment of the Prepetition Indenture Trustee’s fees and expenses provided for in this paragraph shall be without the need for application or approval of the Bankruptcy Court or any other Court.  (ii)  Disbursements on Account of Prepetition Unsecured Notes.  Distributions of shares of New ARE Holdings Common Stock on account of the Prepetition Unsecured Notes Claim shall be made to the Prepetition Indenture Trustee’s account at the Depository Trust Corporation.  Thereafter, but subject to the Prepetition Indenture Trustee’s charging lien, the Prepetition Indenture Trustee shall cooperate in the transmission of such Distributions to the holders of Allowed Prepetition Unsecured Notes Claims.  The Debtors and the Prepetition Indenture Trustee shall have no obligation to recognize any transfer of the Prepetition Unsecured Notes Claims occurring after the Record Date and the Prepetition Indenture Trustee shall be entitled to recognize and deal for all purposes hereunder and under the Plan only with the entity who is listed on the Prepetition Indenture Trustee’s books and records as of the close of business on the Record Date.  The Prepetition Indenture Trustee shall have no obligations with respect to the Senior Secured Notes Offering or the distribution of Senior Secured Notes.  For the avoidance of doubt, references to the New ARE Holdings Common Stock in this paragraph 82 shall not include the Noteholder New Equity.

83.                                 Resolution of Environmental Protection Agency’s Informal Objection.  Nothing in this Order or the Plan discharges, releases, precludes, or enjoins:  (i) any environmental liability to any governmental unit that is not a Claim; (ii) any environmental Claim of any governmental unit arising on or after the Effective Date; (iii) any environmental liability to any governmental unit that any entity would be subject to as the owner or operator of property after the Effective Date; or (iv) for the avoidance of doubt, the release by non-Debtors in Article VII(J) shall not apply to the United States.

84.                                 Resolution of Internal Revenue Service’s Informal Objection.  Notwithstanding anything to the contrary in the Plan or this Order:  (i) the rights of the Internal Revenue Service (“IRS”) to assert setoffs or recoupments are, to the extent allowed under applicable non-bankruptcy law, preserved; (ii) the rights of the IRS to assert claims against non-debtors for liabilities that may be related to any federal tax liabilities owed by the Debtors are, to the extent allowed under applicable non-bankruptcy law, preserved; (iii) to the extent the IRS is entitled to any interest on account of an Allowed Priority Tax Claim, it shall accrue interest from the Effective Date at the rate and method set forth in 26 U.S.C. § 6621 and 6622; and (iv) if the Debtors elect to pay any Allowed Priority Tax Claim of the IRS in equal installments, it shall be in quarterly payments payable over a period not to exceed five (5) years after the Petition Date.

85.                                 Resolution of Zurich American Insurance Company’s Objection.  The cure amount for the Zurich Policies (as defined in the objection filed by Zurich American Insurance Company (“Zurich”) appearing at Docket No. 759) shall not exceed $171,251.19 (the “Maximum Cure Amount”).  The Maximum Cure Amount remains subject to dispute and reconciliation by the Debtors and/or the Reorganized Debtors, as the case may be.  If Zurich and the Debtors and/or the Reorganized Debtors, as the case may be, reach a consensual agreement as to the cure amount, such cure amount may be satisfied from the proceeds of the letter of credit provided for under the terms of the Zurich Policies or by payment of immediately available funds from the Debtors and/or the Reorganized Debtors, as the case may be.  To the extent

Zurich and the Debtors and/or the Reorganized Debtors, as the case may be, are unable to reach a consensual agreement as to the cure amount for the Zurich Policies, a hearing will be scheduled to determine the appropriate cure amount.  Undisputed obligations of the Debtors and/or the Reorganized Debtors, as the case may be, arising under the Zurich Policies from and after the Confirmation Date shall be paid by the Debtors and/or the Reorganized Debtors, as the case may be, in the ordinary course of business and in accordance with the terms of the Zurich Policies

86.                                 Resolution of Objection of Glacial Lakes Energy, LLC, et al.  Notwithstanding anything to the contrary in the Plan or this Confirmation Order, all rights of setoff and recoupment that Glacial Lakes Energy, LLC, Aberdeen Energy, LLC or Redfield Energy, LLC (collectively, the “GAR Objectors”) may hold or have held against the Debtors prior to the Petition Date as well as any and all legal or equitable defenses (including, without limitation, rights of setoff and recoupment) with respect to any claims or causes of action that may be asserted by the Debtors and/or the Reorganized Debtors against the GAR Objectors are hereby preserved.  For the avoidance of doubt, the Debtors and/or the Reorganized Debtors are not waiving any right to contest or otherwise challenge any and all claims and/or legal or equitable defenses asserted by the GAR Objectors.

87.                                 Amendment and Assumption of the Delta-T Licenses.  Notwithstanding the entry of this Confirmation Order, the Debtors shall retain the right to reject certain technology license agreements (the “License Agreements”), entered into on May 31, 2007 between the Debtors and Delta-T Corporation (“Delta-T”).  Prior to the Effective Date, notwithstanding anything contained within this Confirmation Order or the Plan, the Debtors shall retain the right to amend the License Agreements by entering into a settlement agreement (the “Settlement Agreement”) with Applied Process Technology International (“APTI”), as assignee of Delta-T under the License Agreements.  Once executed, the Settlement Agreement shall be submitted to the Bankruptcy Court under certification of counsel and the License Agreements shall be assumed as amended as set forth in the Settlement Agreement.

88.                                 Notices of Entry of Confirmation Order; Occurrence of the Effective Date and Various Deadlines.  As soon as practical after entry of this Confirmation Order, the Debtors shall serve by first class mail, postage prepaid, pursuant to Rules 2002(f)(7), 2002(k) and 3020(c) of the Bankruptcy Rules notice of (i) entry of this Confirmation Order and (ii) the Administrative Claims Bar Date, on all Creditors and holders of Equity Interests, the United States Trustee and all parties having filed notices of appearance and requests for notice in these cases, by causing a notice in substantially the form of the notice annexed hereto as Exhibit A, which form is hereby approved (the “Confirmation Notice”); provided, however, that the Confirmation Notice need not be given or served under the Bankruptcy Code, the Bankruptcy Rules, or this Confirmation Order to any person to whom the Debtors mailed a notice of the Confirmation Hearing but received such notice returned and marked “undeliverable as addressed,” “moved - left no forwarding address” or “forwarding order expired,” or similar marking, unless the Debtors have since been informed in writing by such person of that person’s correct address.  In addition, the Reorganized Debtors shall cause a copy of the Confirmation Notice to be published once in the national edition of The Wall Street Journal or USA Today on or before five (5) business days after the entry of this Confirmation Order.  As soon as practical after the occurrence of the Effective Date, the Debtors shall serve by first class mail, postage prepaid, notice of (i) the occurrence of the Effective Date and (ii) the deadline to file Fee Claims, on all professionals retained in the Chapter 11 Cases, the United States Trustee and all parties having filed notices of appearance and requests for notice in these cases, by causing a notice in substantially the form of the notice annexed hereto as Exhibit B, which form is hereby approved

(the “Effective Date Notice”).  The notice described herein is adequate under the particular circumstances and no other or further notice is necessary.

89.                                 References to Plan Provisions.  The terms of the Plan are an integral part of this Confirmation Order and are incorporated herein by reference.  The failure specifically to include or reference any particular provision of the Plan in this Confirmation Order shall not affect, diminish or impair the effectiveness of such provision, it being the intent of the Court that entry of this Confirmation Order constitutes approval and confirmation of the Plan in its entirety.

90.                                 Confirmation Order Controlling.  If there is any direct conflict between the Plan and this Confirmation Order, the terms of this Confirmation Order shall control.

91.                                 Separate Confirmation Order.  This Confirmation Order is and shall be deemed a separate Confirmation Order with respect to each of the Debtors in each Debtor’s separate Chapter 11 Case for all purposes.

92.                                 Vacatur of Confirmation Order.  If this Confirmation Order is vacated, then the Plan shall be null and void in all respects, and nothing contained in the Plan shall (a) constitute a waiver or release of any Claims against, or Equity Interests in, the Debtors; (b) prejudice in any manner the rights of the holder of any Claim against, or Equity Interest in, the Debtors; (c) prejudice in any manner any right, remedy or claim of the Debtors; or (d) be deemed an admission against interest by the Debtors.

93.                                 Applicable Non-Bankruptcy Law.  Pursuant to sections 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Confirmation Order, the Plan, and the Plan Supplement Documents shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

94.                                 Immediately Effective Order.  Notwithstanding Bankruptcy Rules 7062 and 3020(e), this Confirmation Order shall be effective and enforceable immediately upon entry.

Dated:	Wilmington, Delaware
February 24, 2010
/s/ Kevin Gross
Kevin Gross
United States Bankruptcy Judge

EXHIBIT A

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

AVENTINE RENEWABLE ENERGY	Case No. 09-11214 (KG)
HOLDINGS, INC., a Delaware Corporation, et al.,
(Jointly Administered)
Debtors.(1)

NOTICE OF (A) ENTRY OF ORDER CONFIRMING DEBTORS’ FIRST AMENDED
JOINT PLAN OF REORGANIZATION AND (B) ADMINISTRATIVE CLAIMS BAR DATE

TO:    ALL KNOWN CREDITORS AND EQUITY INTEREST HOLDERS, THE U.S. TRUSTEE, AND THOSE PARTIES REQUESTING NOTICE IN ACCORDANCE WITH BANKRUPTCY RULE 2002(i) AND LOCAL RULE 2002-1(b)

PLEASE TAKE NOTICE that on [                        ], 2010 (the “Confirmation Date”), the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered its Findings of Fact, Conclusions of Law, and Order Under Section 1129 of the Bankruptcy Code and Rule 3020 of the Bankruptcy Rules Confirming Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Confirmation Order”).  Unless otherwise defined in this Notice, capitalized terms used herein shall have the meanings ascribed to them in the Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (including the exhibits thereto, and all documents and agreements executed pursuant thereto, and as modified from time-to-time, the “Plan”).

PLEASE TAKE FURTHER NOTICE that pursuant to section 1141(a) of the Bankruptcy Code, the provisions of the Plan and the Confirmation Order shall bind (i) the Debtors and their estates, (ii) the Reorganized Debtors, (iii) all holders of Claims against and Equity Interests in the Debtors that arose before or were filed as of the Effective Date, whether or not impaired under the Plan and whether or not, if impaired, such holders accepted the Plan or received or retained any property under the Plan, and (iv) each person acquiring property under the Plan.

PLEASE TAKE FURTHER NOTICE that any party-in-interest wishing to obtain a copy of the Confirmation Order may obtain such copy: (i) at www.aventineinfo.com or (ii) by contacting Debbie Laskin, Paralegal, Young Conaway Stargatt & Taylor, LLP, 1000 West St., 17th Floor, P.O. Box 391, Wilmington, Delaware 19801; (302) 571-6600; dlaskin@ycst.com.  Copies of the Confirmation Order may also be reviewed during regular business hours at the Bankruptcy Court, 824 North Market Street, Wilmington, Delaware 19801, or may be obtained at the Bankruptcy Court’s website at www.deb.uscourts.gov, by following the directions for accessing the ECF system on such site.

Administrative Claims Bar Date

PLEASE TAKE FURTHER NOTICE that except as otherwise ordered by the Bankruptcy Court, all holders of Administrative Claims (except for Fee Claims and any fees or charges assessed against the Estates under section 1930 of title 28 of the United States Code) not paid prior to the Confirmation Date, unless previously allowed by Court Order, shall file and serve applications for the allowance of such Administrative Claims in accordance with section 503 of the Bankruptcy Code with the Bankruptcy Court on or before [                  ], 2010 (the “Administrative Claims Bar Date”) or forever be barred from doing so and from receiving payment on account thereof.  The Reorganized Debtors shall have until the Claims Objection Deadline (or such longer period as may be allowed by order of the Court) to review and object to all applications for the allowance of Administrative Claims.

PLEASE TAKE FURTHER NOTICE that all holders of Administrative Claims must timely file and serve such applications on the Debtors and all other parties at the addresses set forth in Article IX(J) of the Plan.

Dated: Wilmington, Delaware	BY ORDER OF THE BANKRUPTCY COURT
, 2010	Kevin Gross, United States Bankruptcy Judge

Attorneys for the Debtors:
James L. Patton; Joel A. Waite; Matthew B. Lunn

YOUNG CONAWAY STARGATT & TAYLOR, LLP
1000 West St., 17th Floor,P.O. Box 391, Wilmington, Delaware 19801; Tel.:  (302) 571-6600

(1)          The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Aventine Renewable Energy Holdings, Inc. (9368), Aventine Renewable Energy, LLC (0195), Aventine Renewable Energy, Inc. (8352), Aventine Renewable Energy — Aurora West, LLC (9285), Aventine Renewable Energy — Mt Vernon, LLC (8144), Aventine Power, LLC (9343), and Nebraska Energy, L.L.C. (1872).  The corporate headquarters address for all of the Debtors is 120 North Parkway Drive, Pekin, Illinois 61554.

EXHIBIT B

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: AVENTINE RENEWABLE ENERGY HOLDINGS, INC., a Delaware Corporation, et al., Debtors.(1)	Chapter 11 Case No. 09-11214 (KG) (Jointly Administered)

NOTICE OF (A) OCCURRENCE OF THE EFFECTIVE DATE OF
THE PLAN AND (B) DEADLINE TO FILE FEE CLAIMS

TO:  ALL PROFESSIONALS RETAINED IN THE CHAPTER 11 CASES, THE UNITED STATES TRUSTEE AND THOSE PARTIES REQUESTING NOTICE IN ACCORDANCE WITH BANKRUPTCY RULE 2002(i) AND LOCAL RULE 2002-1(b)

PLEASE TAKE NOTICE that on [                          ], 2010 (the “Confirmation Date”), the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered its Findings of Fact, Conclusions of Law, and Order Under Section 1129 of the Bankruptcy Code and Rule 3020 of the Bankruptcy Rules Confirming Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Confirmation Order”).  Unless otherwise defined in this Notice, capitalized terms used herein shall have the meanings ascribed to them in the Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (including the exhibits thereto, and all documents and agreements executed pursuant thereto, and as modified from time-to-time, the “Plan”).

PLEASE TAKE FURTHER NOTICE that pursuant to section 1141(a) of the Bankruptcy Code, the provisions of the Plan and the Confirmation Order shall bind (i) the Debtors and their estates, (ii) the Reorganized Debtors, (iii) all holders of Claims against and Equity Interests in the Debtors that arose before or were filed as of the Effective Date, whether or not impaired under the Plan and whether or not, if impaired, such holders accepted the Plan or received or retained any property under the Plan, and (iv) each person acquiring property under the Plan.

PLEASE TAKE FURTHER NOTICE that the Effective Date of the Plan was [                      ], 2010.

PLEASE TAKE FURTHER NOTICE that any party-in-interest wishing to obtain a copy of the Confirmation Order may obtain such copy: (i) at www.aventineinfo.com, or (ii) by contacting Debbie Laskin, Paralegal, Young Conaway Stargatt & Taylor, LLP, 1000 West St., 17th Floor, P.O. Box 391, Wilmington, Delaware 19801; (302) 571-6600; dlaskin@ycst.com.  Copies of the Confirmation Order may also be reviewed during regular business hours at the Bankruptcy Court, 824 North Market Street, Wilmington, Delaware 19801, or may be obtained at the Bankruptcy Court’s website at www.deb.uscourts.gov, by following the directions for accessing the ECF system on such site.

Fee Claims

PLEASE TAKE FURTHER NOTICE that as provided in Article III(D) of the Plan, all requests for compensation or reimbursement of Fee Claims pursuant to sections 327, 328, 330, 331, 503 or 1103 of the Bankruptcy Code for services rendered prior to the Confirmation Date shall be filed and served on the Reorganized Debtors and their counsel, the United States Trustee, counsel to the Creditors Committee, and

(1)          The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Aventine Renewable Energy Holdings, Inc. (9368), Aventine Renewable Energy, LLC (0195), Aventine Renewable Energy, Inc. (8352), Aventine Renewable Energy — Aurora West, LLC (9285), Aventine Renewable Energy — Mt Vernon, LLC (8144), Aventine Power, LLC (9343), and Nebraska Energy, L.L.C. (1872).  The corporate headquarters address for all of the Debtors is 120 North Parkway Drive, Pekin, Illinois 61554.

counsel to the Backstop Purchasers and such other entities who are designated by the Bankruptcy Rules, or any other order(s) of the Court, no later than [                            ], 2010.  Unless such deadline is extended by agreement of the Reorganized Debtors, holders of Fee Claims that are required to file and serve applications for final allowance of their Fee Claims and that do not file and serve such applications by the required deadline shall be forever barred from asserting such Fee Claims against the Debtors, the Reorganized Debtors or their respective properties, and such Fee Claims shall be deemed discharged as of the Effective Date.  Objections to any Fee Claims must be filed and served on the Reorganized Debtors and their counsel and the requesting party no later than twenty (20) days (or such longer period as may be allowed by order of the Court) after the filing of such request.

Dated: Wilmington, Delaware	BY ORDER OF THE BANKRUPTCY COURT
, 2010	Kevin Gross, United States Bankruptcy Judge

Attorneys for the Debtors:
YOUNG CONAWAY STARGATT & TAYLOR, LLP
James L. Patton
Joel A. Waite
Matthew B. Lunn
1000 West St., 17th Floor
P.O. Box 391
Wilmington, Delaware 19801
Tel.:  (302) 571-6600

EXHIBIT C